UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      July 10, 2009

ABITIBIBOWATER INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33776	98-0526415
(Commission File Number)	(I.R.S. Employer Identification No.)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montréal, Québec, Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)
514 875-2160
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

Monthly Operating Report

On July 10, 2009, AbitibiBowater Inc. (the “Company”) and certain of its U.S. subsidiaries (collectively, the “U.S. Debtors”) filed the Monthly Operating Report for the Period April 16, 2009 to May 31, 2009 (the “MOR”) with the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”) (In re: AbitibiBowater Inc., et al., Chapter 11, Case No. 09-11296). A copy of the MOR is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

The MOR is limited in scope, covers a limited time period, and has been prepared solely for the purpose of the U.S. Debtors’ compliance with the monthly reporting requirements of the U.S. Bankruptcy Court. The financial information in the MOR has not been audited, reviewed or otherwise verified for accuracy or completeness by independent accountants. The financial statements in the MOR are not intended to be prepared in conformity with U.S. GAAP because they do not include all of the information and footnote disclosures required by U.S. GAAP for complete financial statements, and the information contained in the MOR is not intended to reconcile to the consolidated financial statements of the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission on April 30, 2009, or with consolidated financial statements in subsequently filed Quarterly Reports on Form 10-Q. The statement of operations and cash flows presented in the MOR for any interim period are not necessarily indicative of the results that may be expected for a full quarter, full year, or any interim period. Readers are cautioned not to place undue reliance on the MOR. The MOR is in a format required by the U.S. Bankruptcy Court and should not be used for investment purposes.

Monitor’s Report

On July 10, 2009, Ernst & Young Inc. (“E&Y”), as monitor, filed a report (the “Monitor’s Report”) with the Superior Court of Quebec in Canada (the “Canadian Court”) in connection with the creditor protection proceedings previously instituted by certain wholly-owned subsidiaries of the Company, namely Abitibi-Consolidated Inc. and certain of its subsidiaries and Bowater Canadian Holdings Incorporated and certain of its subsidiaries (collectively, the “Petitioners”), under the Companies Creditors Arrangement Act. The purpose of the Monitor’s Report is to provide the Canadian Court with a report of the four week cash flow results of the Petitioners for the period from June 1, 2009 to June 28, 2009 as well as to provide details on (i) an update with respect to the overview of the current market conditions in the forest products industry, (ii) the receipts and disbursements with a discussion of the variances from the respective forecasts, (iii) the current liquidity and revised cash flow forecasts and (iv) an update on certain executory contracts. A copy of the Monitor’s Report is attached as Exhibit 99.2 and is incorporated by reference herein.

The Monitor’s Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of the Petitioners’ compliance with the monthly reporting requirements of the Canadian Court. The financial information in the Monitor’s Report has not been audited, reviewed or otherwise verified for accuracy or completeness by E&Y. Some of the information referred to in the Monitor’s Report consists of forecasts and projections. Readers are cautioned that, since these projections are based upon assumptions about future events and conditions, the actual results will vary from the projections, even if the assumptions materialize, and the variations could be significant. The Monitor’s Report is in a format required by the Canadian Court and should not be used for investment purposes.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Monthly Operating Report for the Period April 16, 2009 to May 31, 2009.

99.2	Ninth Report of the Monitor, dated July 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBOWATER INC.
Dated: July 16, 2009	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon Title: Senior Vice President, Corporate Affairs and Chief Legal Officer

INDEX OF EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	Monthly Operating Report for the Period April 16, 2009 to May 31, 2009.

99.2	Ninth Report of the Monitor, dated July 10, 2009.